UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a‑101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PRELIMINARY COPY

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

April [___], 2017

To the Stockholders of RMG Networks Holding Corporation (the “Company”):

You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 10:00 a.m. Central Time, on Tuesday, June 20, 2017, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001.

Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” all of the proposals to be presented at the meeting.

Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.

Very truly yours,

Robert Michelson
Chief Executive Officer

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2017

The Annual Meeting of Stockholders of RMG Networks Holding Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m. Central Time, on Tuesday, June 20, 2017, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, for the following purposes:

1.

To elect two (2) Class II directors each to serve for a three-year term expiring at the 2020 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.	To approve an amendment to our 2013 equity incentive plan;
4.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;
5.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 26, 2017 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

By order of the Board of Directors,

Robert Michelson
Chief Executive Officer

Addison, Texas

[_______] [__], 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 20, 2017: The proxy statement and annual report to security holders are available at www.rmgnetworks.com.

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of RMG Networks Holding Corporation, a Delaware corporation (the “Company,” “we,” us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held at 10:00 a.m. Central Time, on Tuesday, June 20, 2017, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided. The approximate date on which this proxy statement and the enclosed proxy card will be sent to the Company’s stockholders is [_____], 2017.

What proposals will be addressed at the annual meeting?

Stockholders will be asked to consider the following proposals at the annual meeting:

1.

To elect two (2) Class II directors each to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.

To approve an amendment to our 2013 equity incentive plan (the “Plan”) to increase the number of shares of Common Stock reserved for issuance under the Plan and to provide that the Company can only reprice options issued under the Plan with the approval of the Company’s stockholders;

4.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;
5.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each Proposal.

Who may vote on these proposals?

Stockholders who owned shares of the Company’s voting stock as of the close of business on Wednesday, April 26, 2017 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, the Company had 44,623,949 issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), entitled to vote at the annual meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting.

Why would the annual meeting be adjourned or postponed?

The Board intends to adjourn and postpone the annual meeting if, as of June 19, 2017, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What constitutes a quorum?

To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.	FOR the election of the two (2) Class II directors nominees identified below to the Board of Directors;
2.

FOR the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split of our Common Stock at a reverse stock split ratio ranging from one-for-two to one-for-five, with the decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments to be made by our board of directors within six months after the date of the annual meeting;

3.	FOR the proposal to approve the amendment of the Plan;
4.	FOR the ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;
5.	FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals; and
6.

In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 6 that will be brought before the annual meeting.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of the two (2) Class II directors, the approval of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse stock split or the approval of an amendment to the Plan unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may send in another proxy bearing a later date;
2.

You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

3.	You may vote in person at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:  Election of two (2) Class II director nominees to the Board of Directors.

Class II directors are elected by a plurality of all votes cast by holders of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2:  Amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, as described in Proposal 2, requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 2. Accordingly, an abstention with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2.

Proposal 3:  Approval of an amendment to the Plan.

The approval of an amendment to the Plan, as described in Proposal 3, requires the affirmative of the majority of the shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against approval, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

Proposal 4:  Ratification of the independent registered public accounting firm.

The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 4, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 4. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on Proposal 4.

Proposal 5:  Adjournment of the annual meeting.

The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 5, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 5.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001 and the telephone number is (800) 827‑9666.

How can I obtain additional information about the Company?

A copy of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2016 (the “Form 10‑K”), which contains audited consolidated financial statements for the year ended December 31, 2016, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10‑K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10‑K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary, telephone number (800) 827‑9666.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and

Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1‑800‑SEC‑0330 for further information about its public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 15, 2017 by:

•	each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 44,623,949 shares of Common Stock outstanding as of March 15, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 15, 2017, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o RMG Networks Holding Corporation, 15301 Dallas Parkway, Suite 500, Addison, Texas 75001.

	Number of	Approximate
	Shares	percentage of
	Beneficially	outstanding
Name of Beneficial Owner	Owned	Shares
Children's Trust C/U the Donald R. Wilson 2009 GRAT #1(1)	12,314,330	27.6%
Gregory H. Sachs(3)	10,582,363	22.4%
Donald R. Wilson, Jr.(2)	7,224,528	15.3%
Robert Michelson(4)	685,988	1.5%
Alan Swimmer	309,247	*
Jana Ahlfinger Bell(5)	151,274	*
Jonathan Trutter	19,231	*
Jeffrey Hayzlett	10,680	*
Marvin Shrear(6)	5,000	*
All directors and executive officers as a group (eight individuals)	11,713,783	24.5%

*Less than 1%.

(1)

Based on a Schedule 13D filed by 2012 DOOH Investments LLC (“DOOH Investments”), DOOH Investment Manager LLC (“DOOH Manager”), DRW Holdings, LLC (“DRW Holdings”), DRW Commodities, LLC (“DRW Commodities”), Donald R. Wilson, Jr. (“Wilson”) and Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1 (the “Children’s Trust”), as amended (including by Amendment No. 10 filed on January 4, 2017) (as so amended, the “Schedule 13D”), the natural person with ultimate voting and investment control over the shares directly held by the selling securityholder is Jennifer Wilson, trustee, and the principal business address of the Children’s Trust is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.

(2)

Based on the Schedule 13D. Consists of (i) 2,848,914 shares held by DRW Commodities, (ii) 1,842,281 shares held by DOOH Investments, and (iii) 2,533,333 shares which DOOH Investments has the right to acquire upon the exercise of warrants that are currently exercisable, at an exercise price of $11.50 per share. Each of Wilson, DOOH Manager and DOOH Investments may be deemed to have sole voting and sole dispositive power with respect to the shares of Common Stock held by DOOH Investments and the shares of Common Stock issuable upon exercise of warrants held by DOOH Investments. In addition, Wilson is the sole manager of DRW Commodities and DRW Holdings, which owns 100% of the outstanding equity of DRW Commodities, and, as such, each of Wilson, DRW Holdings and DRW Commodities may be deemed to have sole voting and sole dispositive power with respect to the shares of Common

Stock held by DRW Commodities. The principal business address of Mr. Wilson is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.
(3)

Consists of (i) 7,333,333 shares held by White Knight Capital Management LLC, an affiliate of Mr. Sachs, (ii) 437,456 shares held by a revocable trust (the “Revocable Trust”), (iii) 116,950 shares held by a family trust (the “Family Trust”), and (iv) 2,533,333 shares issuable upon the exercise of warrants that are currently exercisable, at an exercise price of $11.50 per share (of which 2,133,333 such warrants are held by the Revocable Trust and 400,000 such warrants are held by the Family Trust). Mr. Sachs is the trustee and beneficiary of the Revocable Trust and the children of Mr. Sachs are the beneficiaries under the Family Trust. Mr. Sachs disclaims beneficial ownership of any securities of the Company over which he does not have a pecuniary interest.

(4)	Includes 541,666 shares which Mr. Michelson has the right to acquire upon the exercise of options exercisable within 60 days of March 15, 2017.
(5)	Includes 106,667 shares which Ms. Bell has the right to acquire upon the exercise of options exercisable within 60 days of March 15, 2017.
(6)	As reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 27, 2017, Mr. Shrear will not stand for re-election at the annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2016.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.

Nominee for Director Standing for Election

Alan Swimmer,  57,  has been a member of our Board of Directors since April 2013. Currently, he is a private investor focusing on both public and non-public types of investments. He has served as Managing Director of Environmental Financial Products, a derivatives research and new product development firm. Previously, he served as President of Prescient Ridge Management (“PRM”), a commodity trading advisor. Prior to PRM Mr. Swimmer spent over 26 years in the futures and options industry, building and running futures commission merchant businesses including from 2002 to 2008 as head of U.S. futures at Bear Stearns and then as head of North American futures sales at JP Morgan following its purchase of Bear Stearns. Prior to Bear Stearns, Mr. Swimmer was with Citigroup from 1990‑2002 and was head of its Chicago futures office. Mr. Swimmer received a B.A. in psychology from Washington University in St. Louis, where he is currently Vice Chair of the Alumni Board of Governors. Mr. Swimmer has been on the Board of Directors of the Minneapolis Grain Exchange since 2008.

The Board believes that Mr. Swimmer’s experience in various senior executive roles over the last 20 years and on the Board of Directors of the Minneapolis Grain Exchange qualifies him to serve on the Board.

[___]

Continuing Directors with Terms Expiring in 2018

Robert Michelson, 61, has served as our Chief Executive Officer and President and a member of our Board since July 2014. Prior to joining us, Mr. Michelson served as President of Share Rocket, Inc., a company that provides social media ratings globally, from April 2014 to July 2014. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a private equity firm, overseeing portfolio companies in the technology services, business services, and education sectors. Prior to joining Sterling Partners, Mr. Michelson served as Chief Executive Officer of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and as a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

The Board believes that Mr. Michelson’s experience from serving in senior executive roles within the technology and services industries qualifies him to serve on the Board.

Jeffrey Hayzlett, 56, has been a member of our Board of Directors since April 2013. Mr. Hayzlett is the Chief Executive Officer of The Hayzlett Group, a provider of strategic business consulting services he founded in May 2010, and of TallGrass Public Relations, a public relations firm he founded in July 2010. From May 2006 to May 2010, Mr. Hayzlett served as Chief Marketing Officer at Eastman Kodak Company. Prior to that, he founded a private business development and public relations firm specializing in the technology and visual communications industries, and held senior management positions in strategic business development and marketing at several companies, including Cenveo, Webprint and Colorbus, Inc. He has also served in staff positions in the United States Senate and House of Representatives. Mr. Hayzlett serves on the boards of several private companies, including itracks and Vdopia and the board of publicly traded LiveWorld, Inc. (LVWD).

The Board believes that Mr. Hayzlett’s extensive sales and marketing-related experience and executive experience qualifies him to serve on the Board.

Continuing Directors with Terms Expiring in 2019

Gregory H. Sachs, 51,  served as our Chairman, Chief Executive Officer, and President from inception until the consummation of our acquisition of Reach Media Group Holdings in April 2013, at which time he became our Executive Chairman. Since 2008, he has been Chairman and Chief Executive Officer of Sachs Capital Group LP. From 1993 to 2008 he was Chairman and Chief Executive Officer of Deerfield Capital Management which he founded and oversaw its growth from a fixed income hedge fund with $15 million in assets under management to a global diversified alternative fixed income investment manager with approximately $15 billion in assets under management. While at Deerfield, Mr. Sachs oversaw the management of Deerfield Capital Corp, a publicly traded (NYSE/NASDAQ: DFR) specialty finance company that invested in various credit related asset classes. Deerfield Capital Corp. had gross assets in excess of $8 billion at the time Mr. Sachs sold his interest in Deerfield. Prior to founding Deerfield, Mr. Sachs was Vice President and Trading Manager for Harris Trust and Savings Bank’s Global Fixed Income Trading Division. Mr. Sachs is an Adjunct Professor at USC Marshall School of Business in Los Angeles where he teaches a course on building an Alternative Asset Management business to second year Graduate Students in the Lloyd Greif Center for Entrepreneurial Studies. Mr. Sachs also serves on the Board of Trustees of Chicago's Shedd Aquarium, is Vice-Chairman of the Federal Enforcement Homeland Security Foundation and Deputy Chairman of the Stem Cell Theranostics Board of Directors. He is a former board member of the Ann & Robert H. Lurie Children’s Hospital of Chicago Foundation, Imperial Trust Company (California), Triarc Companies (NYSE: TRY) from 2004 to 2007, Deerfield Capital Corp. (NYSE/NASDQ: DFR) from 2005 to 2007 and the Futures Industry Association. Mr. Sachs also has extensive experience investing in public and private companies for his own account. Mr. Sachs graduated from the University of Wisconsin at Madison in 1988 with both an M.S. degree in Quantitative Analysis and Finance and a B.B.A. degree in Actuarial Science and Quantitative Analysis

The Board believes that Mr. Sachs’ substantial experience in growing businesses and his prior public company experience provide him with the appropriate attributes to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

Jonathan Trutter, 59, has been a member of our Board since April 2013. Mr. Trutter previously served as the Chief Executive Officer of the Deerfield Capital Corp. (NYSE/NASDAQ: DFR) from its founding in December 2004 until April 2011 and the Chief Executive Officer and Chief Investment Officer of Deerfield Capital Management LLC, an indirect wholly-owned subsidiary of Deerfield Capital Corp., from 2007 to 2011. Upon the merger of CIFC Corp. and Deerfield Capital Corp. in 2011, Mr. Trutter became Vice Chairman of the board of CIFC Corp. Mr. Trutter left the board of CIFC Corp. in May 2012. From 1989 to 2000 Mr. Trutter was a Managing Director of Scudder Kemper Investments, and served as a member of the firm’s Fixed Income Management Committee. Mr. Trutter received a B.A. from the University of Southern California and M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is a Certified Public Accountant.

The Board believes that Mr. Trutter’s experience from serving as Chief Executive Officer of Deerfield Capital Corp. and from other senior executive roles he has held over the last 20 years qualifies him to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

EXECUTIVE OFFICERS

All of our executive officers are listed in the following table, and certain information concerning those officers follows the table:

Name	Age	Title
Gregory H. Sachs	51	Executive Chairman
Robert Michelson	61	President, Chief Executive Officer and Director
Jana Ahlfinger Bell	53	Executive Vice President and Chief Financial Officer

The biographical information with respect to Mr. Sachs and Mr. Michelson included above under the caption “Information about Directors and Director Nominees” is incorporated herein by reference.

Jana Ahlfinger Bell was appointed as our Executive Vice President and Chief Financial Officer in April 2015. Prior to joining the Company, Ms. Bell served as Chief Financial Officer of EF Johnson Technologies, Inc., a provider of secure communications solutions, from March 2005 to April 2015. Prior to that, Ms. Bell served as President and Chief Executive Officer of Simple Products Inc., an early stage developer of innovative handset and network technologies for the disposable wireless market, from January 2003 until February 2005. She served as Chief Executive Officer, President, and a director of @TRACK Communications, Inc., a provider of integrated wireless voice, data, and location technologies from September 1998 until September 2002. From June 1998 until September 1998, she served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, she was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, LIN Broadcasting and McCaw Cellular Communications, Inc. including Vice President and Chief Financial Officer of the Southwest Region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager, and is a Certified Public Accountant. She holds a BBA in Accounting from Texas A&M University.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The roles of Executive Chairman and Chief Executive Officer are currently held by separate persons. Gregory H. Sachs serves as our Executive Chairman and Robert Michelson serves as our Chief Executive Officer (and serves on our Board of Directors). Generally, the Executive Chairman is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Executive Chairman and Chief Executive Officer, the Board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.

Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal, and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board’s role in risk oversight has no effect on the Board’s leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:

•

The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•

The Compensation Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

•

The Nominating and Corporate Governance Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Classes of Directors

Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Marvin Shrear and Mr. Swimmer are the Class II directors. On March 23, 2017, Mr. Shrear notified the Company of his decision not to stand for re-election at the annual meeting. The Board has nominated [__] for election as a Class II director at the annual meeting. If elected to the Board at the annual meeting on June 20, 2017, [__] and Mr. Swimmer will serve for a three-year term expiring at the 2020 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Mr. Hayzlett and Mr. Michelson are the Class III directors, whose terms of office will continue until the annual meeting of stockholders in 2018 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Mr. Sachs and Mr. Trutter are the Class I directors, whose terms of office will continue until the annual meeting of stockholders in 2019 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The following chart summarizes the classification of our Board of Directors and our committee structure:

Nominating
and Corporate
		Audit	Compensation	Governance
Name	Class	Committee	Committee	Committee
Jeffrey Hayzlett	III		X	X *
Robert Michelson	III
Gregory H. Sachs	I
Marvin Shrear	II	X		X
Alan Swimmer	II	X	X *
Jonathan Trutter	I	X *	X	X

*Chairman of applicable committee.

During 2016, the Board held eight meetings. We do not have a formal policy regarding Board members’ attendance at annual meetings of stockholders though we encourage Board members to attend.

Independence of Directors

As a result of our securities being listed on the NASDAQ Stock Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Stock Market requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mr. Shrear, Mr. Swimmer, Mr. Trutter and Mr. Hayzlett are independent.

Audit Committee

Our Audit Committee consists of Mr. Shrear, Mr. Swimmer and Mr. Trutter. Each is an independent director and, as required by the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Trutter satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company’s website, www.rmgnetworks.com. During 2016, the Audit Committee met five times.

The Audit Committee’s duties include, among other things:

•	reviewing and discussing with management and the independent registered public accountant our annual and quarterly financial statements;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all transactions between us and related persons;
•	inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•

determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

Our Compensation Committee consists of Mr. Hayzlett, Mr. Swimmer and Mr. Trutter. Each is a non-employee director who is independent in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation Committee operates under a written charter adopted by the Board. During 2016, the Compensation Committee met once.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Hayzlett, Mr. Shrear and Mr. Trutter, each of whom is an independent director in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. During 2016, the Nominating and Corporate Governance Committee met twice.

Director Nominees

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Nominating and Corporate Governance Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. Our Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons.

Specifically, the guidelines for selecting nominees provide that our Nominating and Corporate Governance Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

•	independence under the rules of the NASDAQ Stock Market;
•	accomplishments and reputations, both personal and professional;
•	relevant experience and expertise;
•	knowledge of our Company and issues affecting our Company;
•	moral and ethical character; and
•	ability to commit the required time necessary to discharge the duties of Board membership.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the number of shares of Common Stock that are beneficially owned by such person.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our executive officers, directors, and employees, its subsidiaries and its controlled affiliates in accordance with applicable federal securities laws. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. The copy of the code of conduct and ethics and our corporate governance guidelines are both available on the Investor Relations section of our website, www.rmgnetworks.com.

Communicating with the Board

Our stockholders and other interested parties may send written communications directly to the Board of Directors or to specified individual directors, including the Executive Chairman or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting;
•	if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;
•	if they relate to executive officer compensation matters, forwarded to the Compensation Committee or discussed at the next scheduled Compensation Committee meeting;
•

if they relate to the recommendation of the nomination of an individual, forwarded to the nominating and corporate governance committee or discussed at the next scheduled Nominating and Corporate Governance Committee meeting; or

•

if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 8, 2015, the Audit Committee engaged Whitley Penn LLP (“Whitley Penn”) as the Company’s new independent registered public accounting firm, effective immediately. Also on that date, the Audit Committee approved the replacement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”), our independent auditors for the fiscal years ended December 31, 2014 and 2013. The dismissal of Baker Tilly and appointment of Whitley Penn was a result of a competitive bidding process involving several accounting firms.

The audit reports of Baker Tilly on the consolidated financial statements of the Company as of December 31, 2014 and 2013 and for the year ended December 31, 2014; for the period from April 20, 2013 through December 31, 2013 and the period from February 1, 2013 through April 19, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2014; for the period from April 20, 2013 through December 31, 2013 and the period from February 1, 2013 through April 19, 2013 and the subsequent interim period through July 8, 2015, the date of Baker Tilly’s dismissal, there were no: (i) disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its report or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheet at December 31, 2016, and the statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2016, and have discussed them with management. The Audit Committee also reviewed with the Company’s independent registered public accounting firm for such period the results of their audit. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with the Company’s independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by the Company’s independent registered public accounting firm with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2016.

Respectfully submitted by the Audit Committee,

Marvin Shrear
Alan Swimmer
Jonathan Trutter

AUDIT FEES AND SERVICES

The aggregate fees billed to our Company by Baker Tilly and Whitley Penn for the fiscal year ended December 31, 2015 and by Whitley Penn for the fiscal year ended December 31, 2016 are as follows:

	2015	2016
Audit Fees(1)	$233,278	$173,729
Tax Fees(2)	168,886	147,545
All Other Fees(3)	—	—
Total	$402,164	$321,274

(1)

Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements and employee retirement plan, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10‑Q for the first three quarters of each fiscal year and for fees incurred related to other SEC filings.

(2)	Tax Fees consist of fees incurred for tax compliance, planning and advisory services and due diligence in connection with planned acquisitions.
(3)	All Other Fees consist of products and services provided, other than the products and services described in the other rows of the foregoing table.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

The following provides an overview of our compensation policies and programs and identifies the elements of compensation for 2016 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2016, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2016 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2016. Our named executive officers for 2016 were Robert Michelson, who serves as our Chief Executive Officer, Jana Ahlfinger Bell, who serves as our Chief Financial Officer, and Loren Buck, who served as our Executive Vice President and Chief Operating Officer until March 31, 2016. On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to the Executive Employment Agreement, dated August 13, 2013, between Mr. Sachs and the Company, which deferred salary will accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice. Effective as of February 29, 2016, Mr. Sachs has waived his right to receive any deferred salary accrued through that date, and has further waived his right to receive any base salary for the period commending on that date and ending at such time as the Compensation Committee shall determine. As a result, Mr. Sachs is not a named executive officer for 2016.

Our compensation committee determines, or recommends to the full board of directors for determination, the salaries and other compensation of our executive officers (including the named executive officers listed in the Summary Compensation Table below) and makes grants under, and administers, our equity compensation plan. During the year ended December 31, 2016, the compensation committee engaged a compensation consultant, FGMK, LLC, to assist in its consideration and evaluation of the 2013 Equity Incentive Plan and grants outstanding thereunder. Specifically, the compensation committee requested data and an analysis of whether the outstanding grants, which were deeply underwater, should be adjusted to properly align management.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, summarized below.

Robert Michelson

In connection with his appointment as interim President and Chief Executive Officer, Mr. Michelson entered into an employment agreement with SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of the Company, effective as of July 22, 2014, and providing for a term of two and a half years. On January 16, 2017, Mr. Michelson and SCG Intermediate entered into a replacement employment agreement (the “Michelson Employment Agreement”). Mr. Michelson provides his services as President and Chief Executive Officer of the Company through the Michelson Employment Agreement with SCG Intermediate. The Michelson Employment Agreement provides for a term of two years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will also serve as a member of the Board of Directors of the Company and its subsidiaries. Under the Michelson Employment Agreement, Mr. Michelson is entitled to receive an annual salary of $400,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Michelson is also entitled to an annual bonus of up to 120% of Mr. Michelson’s base salary, subject to the achievement of the Company’s annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) target as well as other performance criteria established by the Compensation Committee after consultation with Mr. Michelson.

The Michelson Employment Agreement will automatically terminate upon Mr. Michelson’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Michelson becomes “disabled” (each as defined in the Michelson Employment Agreement). If SCG Intermediate terminates the Michelson Employment Agreement without “cause” or Mr. Michelson is deemed to have been “constructively terminated” (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson (1) all accrued but unpaid salary and benefits, (2) the prior calendar year’s annual bonus if such termination date occurs after January 1 of the current year and such prior calendar year’s bonus has not yet been paid, (3) a pro rata portion of Mr. Michelson’s annual bonus for the year in which termination occurs, and (4) continued payment of his base salary until the later of the end of the term of Mr. Michelson’s employment or the twelve month anniversary of his termination date. The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

Gregory H. Sachs

On August 13, 2013, we entered into an employment agreement with Gregory H. Sachs, our Executive Chairman, pursuant to which Mr. Sachs holds the office of Executive Chairman and serves on our board of directors. Pursuant to the employment agreement, Mr. Sachs agreed to serve as Executive Chairman for a five year term commencing on August 13, 2013, subject to extension by mutual agreement of us and Mr. Sachs. Mr. Sachs is permitted to engage in other activities during the term of the employment agreement, so long as such activities do not violate the non-competition covenants contained in the employment agreement. Under the employment agreement, Mr. Sachs is entitled to receive a minimum annual salary of $250,000 per year. In addition to reimbursement for routine business and travel expenses, Mr. Sachs is also entitled to reimbursement for (i) use of a private aircraft for travel that is primarily for a purpose related to Mr. Sachs’ duties under the employment agreement and (ii) 50% of the rent for office space leased by Mr. Sachs, including monthly rent (the full amount of which is currently $9,921) and build-out expenses in the total amount of $62,000.

The employment agreement will automatically terminate upon Mr. Sachs’ death and will be terminable at our option for “cause” or if Mr. Sachs becomes “disabled” (each as defined in the employment agreement). If we terminate the employment agreement without “cause” or Mr. Sachs is deemed to have been “constructively terminated” (as defined in the employment agreement), we will be obligated to pay to Mr. Sachs all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Sachs’ base salary until the later of the end of the five-year term of the agreement or the twelve month anniversary of his termination date. In addition, we will be required to make a lump sum payment to Mr. Sachs equal to the lesser of (i) 2% of the enterprise value of the Company at the end of the calendar month preceding the date of termination and (ii) $5,000,000, and all unvested equity awards (if any) granted to Mr. Sachs prior to the date of his termination will become fully vested as of the termination date. The payment of any severance benefits under the employment agreement will be subject to Mr. Sachs’ execution of a release of all claims against us on or before the 21st day following his separation from service.

On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to his employment agreement, and that such deferred salary would accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice.

Effective as of February 29, 2016, Mr. Sachs has waived his right to receive any deferred salary accrued through that date, and has further waived his right to receive any base salary for the period commending on that date and ending at such time as the Compensation Committee shall determine.

Jana Ahlfinger Bell

In connection with her appointment as Executive Vice President, Chief Financial Officer, Jana Ahlfinger Bell entered into an employment agreement with RMG Enterprise Solutions, Inc. (“RMG Intermediate”), a wholly-owned subsidiary of the Company, effective as of April 27, 2015 (the “Bell Employment Agreement”). Ms. Bell provides her services as Executive Vice President and Chief Financial Officer of the Company through the Employment Agreement with RMG Enterprise. Ms. Bell is an “at-will” employee of the Company. Under the Bell Employment Agreement, Ms. Bell is entitled to receive an annual salary of $285,000 per year, subject to annual increases at the discretion of the Board of Directors. Ms. Bell is also entitled to an annual bonus, beginning with fiscal year 2015, of up to $142,500, subject to the achievement of goals established by the Company’s CEO for a given fiscal year.

The Bell Employment Agreement will automatically terminate upon Ms. Bell’s death and will be terminable at the option of RMG Intermediate for “cause” or if Ms. Bell becomes “disabled” (each as defined in the Bell Employment Agreement). If RMG Intermediate terminates the Bell Employment Agreement without “cause” or Ms. Bell is deemed to have been “constructively terminated” (as defined in the Bell Employment Agreement), the Company will be obligated to pay to Ms. Bell all accrued but unpaid salary and benefits and will be required to continue to pay Ms. Bell’s base salary until the six month anniversary of her termination date. The payment of any severance benefits under the Bell Employment Agreement will be subject to Ms. Bell’s execution of a release of all claims against the Company and its affiliates on or before the 21st day following her separation from service.

The Bell Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Bell Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Bell Employment Agreement and for one year thereafter.

Except as described above, we are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Loren Buck

On July 22, 2014, the Board promoted Loren Buck from Executive Vice President of Strategy and Business Operations to Chief Operating Officer of the Company. Mr. Buck had a pre-existing employment agreement (the “Buck Employment Agreement”) with SCG Intermediate, effective as of June 3, 2013. Mr. Buck provided his services as Chief Operating Officer of the Company through the Buck Employment Agreement with SCG Intermediate. Mr. Buck was an “at will” employee of the Company. Under the Buck Employment Agreement, Mr. Buck was entitled to receive an annual salary of $275,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Buck was also entitled to an annual bonus of up to $120,000, subject to the achievement of EBITDA performance criteria.

Pursuant to the Buck Employment Agreement, in connection with the commencement of his employment, Mr. Buck received a stock option to purchase 100,000 shares of the Company’s common stock under the Company’s equity-based compensation plan. The option vested as to 1/3rd of the shares subject thereto at the 1st year anniversary of the Vesting Base Date (April 8, 2013), and 1/3rd on the 2nd and 3rd year anniversary of the Vesting Base Date thereafter. All stock options granted pursuant to the Buck Employment Agreement will had an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Buck Employment Agreement contained customary confidentiality provisions, which apply both during and after the term of the Buck Employment Agreement, and customary non-competition and non-solicitation provisions, which applied during the term of the Buck Employment Agreement and, subject to certain exceptions, for six months thereafter.

Mr. Buck stepped down as an officer and employee of the Company on March 31, 2016 before Mr. Buck’s options had fully vested. The Compensation Committee authorized acceleration of vesting of the third and final tranche of Mr. Buck’s options as a part of Mr. Buck’s severance arrangement.

Summary Compensation Table

The following table sets forth the total compensation earned by each of our named executive officers in 2015 and 2016.

					Non-Equity
Name and				Option	Incentive Plan	All Other
Principal Positions	Year	Salary	Bonus	Awards(1)	Compensation	Compensation (2)		Total
		($)	($)	($)	($)	($)		($)

Robert Michelson	2016	354,164	20,000	65,259	—	124,009	(3)	563,432
Chief Executive Officer	2015	354,164	100,000	—	—	147,473	(3)	601,637

Jana Ahlfinger Bell	2016	287,191	20,000	156,000	—	—		463,191
Chief Financial Officer(4)	2015	195,624	50,000	—	—	—		245,624

Loren Buck	2016	69,009	—	—	—	137,500	(5)	206,509
Former Chief Operating Officer (5)	2015	275,691	100,000	—	—	—		375,691

(1)

Amounts represent the full grant date fair value of option awards granted to our named executive officers during 2015 and 2016 calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the executives, if any.

(2)

“All Other Compensation” consists of the following categories of potential compensation: “personal” legal fees, the incremental cost of each executive’s personal use of corporate aircraft, automobiles and properties, personal financial planning, cash flexible prerequisite payments, temporary housing, club memberships, excess liability insurance, health insurance requirements, security services, tax reimbursement payments, plan relocation, make whole payments, above-market interest, matching contributions, executive life insurance, other plan relocation and amounts accrued in connection with resignation, retirement, or termination. To the extent an executive officer received any such compensation, an explanatory footnote is provided in this table.

(3)	Consists of Company-paid airfare, car and apartment expenses for Robert Michelson for travel between Chicago, Illinois and Dallas, Texas, pursuant to the terms of his employment agreement.
(4)	Ms. Bell was appointed Executive Vice President and Chief Financial Officer on April 27, 2015.
(5)	Mr. Buck stepped down as Executive Vice President and Chief Operating Officer on March 31, 2016. “All Other Compensation” represents severance compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options for each of our named executive officers that were outstanding as of December 31, 2016. None of our named executive officers held unvested restricted stock awards as of December 31, 2016.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option	Option
	Options –		Options -		Exercise	Expiration
Name	Exercisable		Unexercisable		Price	Date
Robert Michelson	375,000	(1)	75,000	(1)	$1.00	July 22, 2024
	—	(2)	350,000	(2)	$1.00	April 11, 2026
Jana Ahlfinger Bell	40,000	(3)	80,000	(3)	$1.00	April 27, 2025
	—	(4)	80,000	(4)	$1.00	April 11, 2026
Loren Buck	100,000		—		8.10	April 8, 2023

(1)	Such option vests as to one thirty-sixth of the shares subject thereto at the end of each calendar month starting July 22, 2014.
(2)	Such option vests over three years in three annual installments starting April 11, 2016.
(3)	Such option vests over three years in three annual installments starting April 27, 2015.
(4)	Such option vests over three years in three annual installments starting April 11, 2016.

Director Compensation

Our board of directors adopted a compensation plan for non-employee directors of the board, effective in 2013. Pursuant to the director compensation plan, our non-employee directors are entitled to be paid $25,000 annually, and the director serving as the chair of the audit committee is entitled to be paid an additional $25,000 annually, in each case paid in quarterly installments. In addition, each non-employee director is entitled to be granted 5,000 shares of our common stock annually. We have not granted any shares of our common stock to our non-employee directors since 2014, and effective as of February 29, 2016, each of our non-employee directors has waived his right to receive any ungranted stock-based awards owed through that date, and has further waived his right to receive any stock for the period commending on that date and ending at such time as the Compensation Committee shall determine. We also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the board.

The following table provides compensation information for our non-employee directors for 2016.

	Fees Earned or	Fees Earned or
Name	Paid in Cash	Paid in Stock	Total
Marvin Shrear	$25,000	—	$25,000
Jonathan Trutter	$50,000	—	$50,000
Alan Swimmer	$25,000	—	$25,000
Jeffrey Hayzlett	$25,000	—	$25,000

Compensation Committee Interlocks and Insider Participation

Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter served on the Compensation Committee in 2016. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

The Plan is our only equity-based compensation plan. The following table sets forth information as of December 31, 2016 concerning the Plan, which was approved by stockholders.

No. of Securities
		Weighted	Remaining
	No. of Securities to	Average	Available for
	be Issued Upon	Exercise Price	Future Issuance
	Exercise of	per Share of	Under Equity
	Outstanding	Outstanding	Compensation
Plan Category	Options	Options	Plans
Equity compensation plan approved by security holders	2,115,000	$2.39	285,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

The following paragraphs discuss related party transactions that occurred during 2016 and/or that are contemplated during 2017 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled “Compensation of Executive Officers” and “Compensation of Directors”).

On November 30, 2016, the Company entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with DOOH Investments, DRW Commodities and the Children’s Trust (collectively, the “Standby Purchasers”), which are significant stockholders of the Company. Pursuant to the Standby Purchase Agreement, subject to certain conditions, each Standby Purchaser agreed to acquire from the Company, at the same subscription price offered to the Company’s stockholders in the rights offering undertaken by the Company in 2016 (the “Rights Offering”), its pro rata portion of up to a maximum of 5,645,161 shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges provided for in the Rights Offering. In particular, each Standby Purchaser agreed that, (A) if the Rights Offering was not fully subscribed for pursuant to the basic subscription privilege, prior to the allocation of any shares pursuant to the over-subscription privileges, it would purchase its pro rata portion of the lesser of (i) the number of shares offered in the Rights Offering but not subscribed for pursuant to the basic subscription privileges or (ii) (x) 4,645,161 shares (equaling approximately $2.88 million divided by the per share subscription price), less (y ) the number of shares, if any, subscribed for by the Standby Purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights, and (B) if as a result of the exercise of the basic subscription rights, the foregoing purchases by the Standby Purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to the Company would be less than approximately $4.8 million, the Standby Purchasers agreed to buy additional shares such that the Company would receive approximately $4.8 million in gross proceeds but in no event would the Standby Purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the Standby Purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the Standby Purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege).

Each Standby Purchaser agreed in the Standby Purchase Agreement to a lock-up arrangement pursuant to which it agreed not to transfer or dispose of the shares purchased pursuant to their standby commitment, including by means of any hedging or short sale transactions, for a period of six months following the closing of the Rights Offering, subject to customary exceptions.

On December 29, 2016, the Company sold an aggregate of 2,050,599 shares of its Common Stock to two of the Standby Purchasers at a purchase price of $0.62 per share, pursuant to the terms of the Standby Purchase Agreement.

Also on December 29, 2016, in connection with the closing the Rights Offering and the simultaneous sale of shares of Common Stock to two of the Standby Purchasers, the Company entered into a Registration Rights Agreement with the Standby Purchasers. The Company was obligated to enter into the Registration Rights Agreement pursuant to the terms of the Standby Purchase. Pursuant to the Registration Rights Agreement, the Company prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the resale of all of the shares of the Company’s common stock and warrants held by the Standby Purchasers (the “Registrable Securities”), which Registration Statement has subsequently been filed and declared effective by the SEC. Subject to certain exceptions, if (1) the Registration Statement ceases for any reason to be effective at any time before the Registrable Securities have been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (2) after June 27, 2017, the Company fails to keep public information available or to otherwise comply with certain obligations such that the Standby Purchasers are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then the Company shall be obligated to pay to each Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Standby Purchaser for the shares of common stock purchased in the Rights Offering or pursuant to the Standby Purchase Agreement per month until the applicable event giving rise to such payments is cured. The Company is obligated to file additional registration statements under certain circumstances, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied. The Registration Rights Agreement also obligates the Company to take certain actions to permit the Standby Purchasers to effect underwritten offerings of some or all of the Registrable Securities from time to time, subject to certain limitations, and provides the Standby Purchasers with “piggyback” registration rights.

The Company was party to an agreement with a company owned by Jeffrey Hayzlett, a member of the Board, pursuant to which the Company paid that entity $10,000 a month for public relations services which was renegotiated to $5,000 a month starting August 2016 and was terminated on December 31, 2016.

Effective July 1, 2016, the Company entered into a one year auto-renewing agreement with a company owned by an employee under which it receives a flat fee of $5,000 a month for content and marketing services.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

Our Amended and Restated Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at six, and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Marvin Shrear and Alan Swimmer are our Class II directors, which is the class of directors with a term expiring at the 2017 annual meeting. As Mr. Shrear has declined to stand for re-election, [__] and Mr. Swimmer have been nominated by our Board of Directors for election at the annual meeting for a three-year term expiring in 2020. Robert Michelson and Jeffrey Hayzlett are our Class III directors, which is the class of directors with a term expiring in 2018. Gregory H. Sachs and Jonathan Trutter are our Class I directors, which is the class of directors with a term expiring in 2019.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. [__] and Mr. Swimmer are the nominees for Class II directors of our Company. In the event that either individual is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unable or will decline to serve as a director.

Vote Required

The two (2) nominees for election as Class II directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class II directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

The Board of Directors recommends a vote “for” the nominees named herein.

PROPOSAL 2
APPROVAL OF REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Our Board has approved and declared advisable a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock at a reverse stock split ratio ranging from one-for-two to one-for-five. Assuming that our stockholders approve this Proposal 2, the Board intends to implement not more than one reverse split in this range, as described below.

Assuming that our stockholders approve this Proposal 2 and the Board implements one reverse stock split within the range described above, such reverse stock split will reduce the number of outstanding shares of our common stock. The decision to implement one or none of these reverse split amendments and abandon the other reverse split amendments will be made by the Board within six months following the annual meeting. Our Board has recommended that these proposed reverse stock split amendments be presented to our stockholders for approval. Our Board strongly believes that a reverse stock split is necessary to maintain our listing on the NASDAQ Stock Market, as described below. Our Board also believes that a reverse stock split may improve the liquidity of our common stock.

Accordingly, our stockholders are being asked to approve these proposed reverse stock split amendments and to permit the Board to abandon one or more or all of these proposed reverse stock split amendments without further action by our stockholders.

Should we receive the required stockholder approval for this Proposal 2, the Board will have the sole authority to elect, at any time within six months after the annual meeting, and without the need for any further action on the part of our stockholders: (1) whether to effect a reverse stock split amendment, and (2) if so, the number of whole shares of our common stock, between one-for-two and one-for-five, that will be combined and reclassified into one share of our common stock. Notwithstanding approval of this Proposal 2 by our stockholders, our Board may, in its sole discretion, abandon one or more or all of the proposed reverse stock split amendments prior to the effectiveness of any filing thereof with the Secretary of State of the State of Delaware, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board does not implement a reverse stock split within six months following the annual meeting, stockholder approval would again be required prior to implementing any reverse stock split.

In determining which reverse stock split amendment to implement, if any, following receipt of stockholder approval of this Proposal 2, the Board may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;
•	our ability to continue our listing on the NASDAQ Stock Market;
•	which reverse stock split amendment would result in the least administrative cost to us; and
•	prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 2 could have serious adverse effects on us and our stockholders. We could be delisted from the NASDAQ Stock Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If the NASDAQ Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares of Common Stock.

The Board has unanimously adopted and declared advisable each of the following amendments to Article Fourth of our Amended and Restated Certificate of Incorporation. Each of the separate amendments to our Amended and Restated Certificate approved by the Board of Directors and for which we are seeking your approval is set forth below. By approving this Proposal 2, our stockholders will: (a) approve the following series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between two and five will be combined and reclassified into one share of common stock; and (b) authorize the Board to abandon one or more of all of the alternative reverse stock split amendments to our Amended and Restated Certificate of Incorporation without further action by our stockholders.

(1)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-half (1/2) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-half (1/2), rounded up to the next highest whole number.”

(2)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-third (1/3rd) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-third (1/3rd), rounded up to the next highest whole number.”

(3)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fourth (1/4th) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fourth (1/4th), rounded up to the next highest whole number.”

(4)

“Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fifth (1/5th) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fifth (1/5th), rounded up to the next highest whole number.”

If this Proposal 2 is approved by our stockholders, and following such stockholder approval, our Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the reverse stock split amendment chosen by our Board will become effective upon the filing of such reverse stock split amendment with the Secretary of State of the State of Delaware. The reverse stock split amendment filed thereby will contain the number of shares selected by our Board within the limits set forth in this Proposal 2 to be combined and reclassified into one share of our common stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder of the Company will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share

REASONS FOR THE REVERSE STOCK SPLIT

To maintain our listing on the NASDAQ Stock Market. By potentially increasing our stock price, a reverse stock split would reduce the risk that our common stock could be delisted from the NASDAQ Stock Market. To continue our listing on the NASDAQ Stock Market, we must comply with NASDAQ Marketplace Rules, which requirements include a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On September 19, 2016, we were notified by the NASDAQ Listing Qualifications Department that we do not comply with the Minimum Bid Price Requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We had until March 20, 2017, to regain compliance. On March 21, 2017, NASDAQ notified the Company that while we had not regained compliance with the Minimum Bid Price Requirement, we were eligible for an additional 180-day grace period, or until September 18, 2017, to regain compliance with the Minimum Bid Price Requirement. NASDAQ’s determination was based on our having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and on our written notice to NASDAQ of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of NASDAQ. If we do not regain compliance by September 18, 2017, NASDAQ will provide written notice that our common stock will be subject to delisting from the NASDAQ Stock Market. In the event we receive such a notice, we may appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, our common stock would remain listed on the NASDAQ Stock Market pending a written decision by the Panel following a hearing. In the event that the NASDAQ Listing Qualifications Panel determines not to continue our listing and we are delisted from the NASDAQ Stock Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board has considered the potential harm to us and our stockholders should NASDAQ delist our common stock from The NASDAQ Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the liquidity of our common stock. The Board also believes that the increased market price of the common stock expected as a result of implementing a reverse stock split could improve the liquidity of our common stock and encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

CERTAIN RISKS AND POTENTIAL DISADVANTAGES ASSOCIATED WITH THE REVERSE STOCK SPLIT

We cannot assure you that a reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules. The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we may be able to regain and maintain compliance with the NASDAQ $1.00 minimum bid price requirement. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe a reverse stock split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the reverse stock split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If a reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

A reverse stock split may decrease the liquidity of our common stock and could result in higher transaction costs for some stockholders. The liquidity of our common stock may be harmed by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

The effective increase in the authorized number of shares of our common stock as a result of a reverse stock split could have an anti-takeover effect. The implementation of a reverse stock split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of the Company’s securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

EFFECTS OF A REVERSE STOCK SPLIT

After the effective date of a reverse stock split, each stockholder will own a reduced number of shares of common stock. However, a reverse stock split will affect all Company stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a reverse stock split (other than as a result of the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a reverse stock split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split.

The principal effects of the reverse stock split will be that:

•

depending on the reverse stock split amendment to our Amended and Restated Certificate of Incorporation selected by the Board, each two, three, four or five shares of our common stock owned by a stockholder will be combined and reclassified into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with the proposed reverse stock split; instead, to the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the reverse stock split, we will issue an additional share to such holder of fractional shares;

•

based upon the reverse stock split amendment selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding Company stock options and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the reverse stock split amendment selected by the Board.

The following table contains approximate information, based on share information as of March 15, 2017, relating to the common stock under the proposed reverse stock split ratios:

			Approximate	Approximate
		Approximate	Number of	Number of
	Number of	Number of	Shares of	Shares of
	Shares of	Shares of	Common Stock	Common Stock
	Common	Common Stock	Reserved for	Authorized and
	Stock	Issued and	Future	Available for
Status	Authorized	Outstanding	Issuance(1)	Issuance
Pre-Reverse Stock Split	250,000,000	44,623,949	12,049,318	193,326,733
Post-Reverse Stock Split 1:2	250,000,000	22,311,975	6,024,659	221,663,366
Post-Reverse Stock Split 1:3	250,000,000	14,874,650	4,016,439	231,108,911
Post-Reverse Stock Split 1:4	250,000,000	11,155,987	3,012,330	235,831,683
Post-Reverse Stock Split 1:5	250,000,000	8,924,790	2,409,864	238,665,346

(1)	Reserved for future issuance pursuant to our outstanding warrants, stock options and shares available for future grant under the Plan.

In addition to the above effects, if a reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.

After the effective date of the reverse stock split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. Our common stock would continue to be listed on The NASDAQ Stock Market under the symbol “RMGN,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

EFFECTIVE DATE

A reverse stock split will become effective at 5:01 p.m., Eastern time, on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which date we refer to in this Proposal 2 as the Effective Date. On the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and reclassified, automatically and without any action on the part of the Company or its stockholders, into a lesser number of new shares of our common stock in accordance with the reverse stock split amendment chosen by our Board within the limits set forth in this Proposal 2.

RECORD AND BENEFICIAL STOCKHOLDERS

If this Proposal 2 is approved by our stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the reverse stock split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and the Board elects to implement a reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the reverse stock split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-reverse stock split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

ACCOUNTING CONSEQUENCES

The par value per share of common stock would remain unchanged at $0.001 per share after the implementation of a reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the actual reverse stock split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. A reverse stock split would be reflected retroactively in the Company’s financial statements. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed reverse stock split amendments to our Amended and Restated Certificate of Incorporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split for our stockholders who are U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers, including banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. The summary does not consider the effect of any applicable state, local or non-U.S. tax laws, any non-income tax laws (such as estate and gift tax laws), or the alternative minimum tax or Medicare contribution tax. This summary also assumes that the shares of common stock prior to the reverse stock split were, and the shares of common stock after the reverse stock split will be, held as “capital assets,” as defined in Section 1221 of the Code. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Except for adjustments that may result from the treatment of fractional shares as described above, no gain or loss should be recognized by a stockholder who is a U.S. Holder upon such stockholder’s exchange of pre-reverse stock split shares for post- reverse stock split shares pursuant to a reverse stock split, and the aggregate adjusted basis of the post-reverse stock split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered.

No gain or loss will be recognized by us as a result of a reverse stock split.

Vote Required

To be approved, the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of the majority of the outstanding shares of our Common Stock.

Board Recommendation

The Board recommends that stockholders vote “for” the proposal to authorize the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

PROPOSAL 3
AMENDMENT TO 2013 EQUITY INCENTIVE PLAN

Background and Purpose

The Plan was approved by our stockholders on July 12, 2013, following adoption of the Plan by our Board of Directors.

As of the record date, the following shares were authorized and available for issuance under the Plan, prior to the amendment described below:

Authorized	2,500,000
Available for Issuance	[__]

In order to continue to provide the appropriate equity incentives to employees and other service providers in the future, as well as to minimize potential adverse tax consequences to both the award recipients and us, on April [__], 2017, our Board approved, subject to stockholder approval, a first amendment to the Plan, which makes the following changes to the Plan: (i) an increase of 4,000,000 shares of our Common Stock reserved for issuance under the Plan from 2,500,000 to 6,500,000, of which the maximum number of shares of Common Stock that may be covered by awards granted under the Plan that are intended to be incentive stock options (“ISOs”) shall not exceed 4,000,000 shares of Common Stock in the aggregate and the maximum number of shares of Common Stock that may be covered by awards of restricted stock or restricted stock units shall not exceed 500,000 shares of Common Stock in the aggregate; and (ii) a requirement that any repricing of options granted under the Plan be approved by the Company’s stockholders.

We are submitting the first amendment to the Plan to our stockholders for approval in order to satisfy: (1) applicable Listing Rules of NASDAQ; and (2) the stockholder approval requirements under Sections 162(m) and 422 of the Internal Revenue Code (the “Code”). Our Board recommends that stockholders approve these changes to the Plan, and if the stockholders do not approve them, the first amendment will not go into effect and our Board will consider whether to adopt an alternative arrangement based on its assessment of our needs. The text of the proposed first amendment to the Plan is attached as Appendix A to this Proxy Statement.

Summary of the Plan

The material features of the Plan are summarized below. The below summary is not complete, and you are urged to read the actual text of the Plan and first amendment in their entirety.

Purpose

The Plan is intended to promote the interests of the Company and its subsidiaries (collectively, the “Company”) and its stockholders by providing the employees and consultants of the Company and members of the Board with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration

The Compensation Committee (the “Committee”) administers the Plan in accordance with its terms. The Committee has full discretionary authority to administer the plan, including without limitation the authority to: (1) designate the employees and consultants of the Company and members of the Board of Directors who shall be granted incentive awards under the Plan and the amount, type and other terms and conditions of such incentive awards; and (2) interpret and construe any and all provisions of the Plan and the terms of any incentive award (and any agreement evidencing the grant of an incentive award). The Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among participants. The Committee may delegate to a subcommittee of one or more members of the

Board of Directors or employees of the Company the authority to grant incentive awards, subject to such limitations as the Committee shall specify and to the requirements of applicable law.

Eligibility

Any employee or consultant of, or person who renders services directly or indirectly to, the Company and any member of the Board of Directors is eligible for selection by the Committee to receive an incentive award under the Plan (such a person who is selected to receive an incentive award is referred to herein as a participant).

Shares Subject to the Plan

Currently, the maximum number of shares of Company Common Stock that may be covered by incentive awards granted under the Plan shall not exceed 2,500,000 shares in the aggregate, and the maximum number of shares of stock that may be covered by incentive awards granted under the Plan that are intended be ISOs shall not exceed 2,500,000 shares in the aggregate. As noted above, the first amendment would increase these limits to 6,500,000 and 4,000,000, respectively. For purposes of these limitations, shares of stock shall only be counted as used to the extent that they are actually issued and delivered to a participant (or such participant’s permitted transferees as described in the Plan) pursuant to the Plan. Accordingly, if an incentive award is settled for cash or if shares of stock are withheld to pay the exercise price of a stock option or to satisfy any tax withholding requirement in connection with an incentive award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of stock that are available for delivery under the Plan. In addition, shares of stock related to incentive awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan. In addition, if shares of stock owned by a participant (or such participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an incentive award, the number of shares tendered shall be added to the number of shares of stock that are available for delivery under the Plan. Notwithstanding anything to the contrary herein, shares of stock attributable to incentive awards transferred under any incentive award transfer program (as described below) shall not again be available for delivery under the Plan.

Award Types

The Plan permits grants of the following types of incentive awards subject to such terms and conditions as the Committee shall determine, consistent with the terms of the Plan: (1) stock options, including stock options intended to qualify as ISOs; (2) other stock-based awards, including in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units; and (3) cash awards. Subject to the terms and conditions set forth in the Plan, incentive awards may be settled in cash or shares of stock and may be subject to performance-based and/or service-based conditions. Cash awards shall, and all other incentive awards may, be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (Performance-Based Compensation).

Stock Options

The Plan permits the Committee to grant stock options, including ISOs, which are stock options that are designated by the Committee as incentive stock options and which meet the applicable requirements of incentive stock options pursuant to Section 422 of the Code, subject to certain terms and conditions.

Exercise Price. The exercise price per share of stock covered by a stock option shall not be less than 100% of the fair market value of a share of stock on the date on which such stock option is granted. For this purpose, fair market value (Fair Market Value) is determined as being equal to the closing sales price on the date of grant or, if not so reported for such day, the immediately preceding business day, of a share of stock as reported on the principal securities exchange on which shares of stock are listed and admitted to trading.

Terms Applicable to Stock Options. A stock option granted to a participant under the Plan allows a participant to purchase up to a specified total number of shares of stock at a specified exercise price per share during specified time periods, each as determined by the Committee in its discretion, provided that no stock option may have a term of longer than ten (10) years.

Additional Terms for ISOs. Stock options granted under the Plan that are intended to qualify as ISOs are subject to certain additional terms and conditions as set forth in the plan, including: (1) each stock option that is intended to qualify as an ISO must be designated as an ISO in the agreement evidencing its grant; (2) ISOs may only be granted to individuals who are employees of the Company; (3) the aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under all plans of the Company cannot not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code; and (4) no ISO may be granted to a person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless:  (a) the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Common Stock at the time such ISO is granted; and (b) such ISO is not exercisable after the expiration of five years from the date it is granted. Any stock option granted under the Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO shall be treated under the Plan as a nonstatutory stock option.

Repricing Permitted. Currently, the Plan permits the Company to reprice any stock option granted under the Plan without the approval of the stockholders. As noted above, the first amendment would amend the Plan to require that any repricing of stock options granted under the Plan be approved by the Company’s stockholders. For this purpose, “reprice” means (1) any of the following or any other action that has the same effect: (a) lowering the exercise price of a stock option after it is granted; (b) any other action that is treated as a repricing under GAAP; or (c) cancelling a stock option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another stock option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (2) any other action that is considered to be a repricing under formal or informal guidance issued by NASDAQ.

Performance-Based Awards

The Committee may grant incentive awards that are intended to qualify as Performance-Based Compensation pursuant to the Plan. Unless otherwise specified in the agreement evidencing the grant of an incentive award that is intended to qualify as Performance-Based Compensation, the Committee may, in its discretion, reduce or eliminate the amount payable to any participant with respect to the incentive award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant objective performance formula applicable to the incentive award. For purposes of clarity, the Committee may exercise the discretion provided by the foregoing sentence in a non-uniform manner among participants.

The performance goals upon which the payment or vesting of any incentive award (other than stock options and stock appreciation rights) that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following performance measures: market price of Company Common Stock, earnings per share of Company Common Stock, income, net income or profit (before or after taxes), economic profit, operating income, operating margin, profit margin, gross margins, return on equity or stockholder equity, total shareholder return, market capitalization, enterprise value, cash flow (including but not limited to operating cash flow and free cash flow), cash position, return on assets or net assets, return on capital, return on invested capital, return on sales, stockholder returns, economic value added, cash value added, earnings or net earnings (before or after interest, taxes, depreciation and amortization), earnings from continuing operations, operating earnings, controllable profits, sales or revenues, sales growth, new orders, capital or investment, ratio of debt to debt plus equity, ratio of operating earnings to capital spending, new product innovation, product release schedules or ship targets, market share, cost reduction goals, inventory or supply chain management initiatives, budget comparisons, implementation or completion of specified projects or processes, customer satisfaction objectives, productivity, expense, margins, operating efficiency, working capital, the formation of joint ventures, research or development collaborations, or the completion of other transactions, any other measure of financial performance that can be determined pursuant to GAAP, or any combination of any of the foregoing.

A performance goal (1) may relate to the performance of the participant, the Company, a subsidiary of the Company, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (2) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other external measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any performance goal may exclude the impact of unusual, non-recurring or extraordinary items or expenses; items relating to financing activities; charges for restructurings or productivity initiatives; other non-operating items; discontinued operations; items related to the disposal of a business or segment of a business; the cumulative effect of changes in accounting treatment; items related to a change in accounting principle; items related to changes in applicable laws or business conditions; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares of any class of Company equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; items attributable to the business operations of any entity acquired by the Company during a performance period; stock-based compensation expense; in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; items that are outside the scope of the Company’s core, on-going business activities; and any other items, each determined in accordance with GAAP and as identified in the Company’s audited financial statements, including the notes thereto.

Within ninety (90) days after the beginning of a performance period for an incentive award intended to qualify as Performance-Based Compensation, the Committee shall establish written, objective performance goals for the incentive awards to be earned over the performance period. Performance periods may be overlapping.

The maximum number of shares of Company Common Stock that may be covered by incentive awards intended to qualify as Performance-Based Compensation that are granted to any one participant who is an executive officer of the Company in any calendar year shall not exceed 2,500,000 shares. The amount payable to any executive officer of the Company with respect to any calendar year for all cash incentive awards shall not exceed $2,000,000.  For this purpose, “amount payable with respect to any calendar year” means the amount of cash, or value of other property, required to be paid based on the achievement of applicable performance goals during a performance period that ends in a calendar year, disregarding any deferral pursuant to the terms of a deferred compensation plan unless the terms of the deferral are intended to comply with the requirements for Performance-Based Compensation.

For purposes of clarity, the foregoing provisions described in this section apply only to incentive awards granted under the Plan that are intended to qualify as Performance-Based Compensation and do not limit the Committee’s discretion to determine the terms and conditions of performance-based incentive awards granted under the Plan that are not intended to qualify as Performance-Based Compensation. In addition, the Committee may, subject to the terms of the Plan, amend previously granted incentive awards in a way that disqualifies them as Performance-Based Compensation.

Incentive Award Transfer Program

Each of the Board of Directors and the Committee has the authority under the Plan to implement a program which would permit participants the opportunity to transfer any outstanding incentive awards to a financial institution or other person selected by the Board of Directors or the Committee.

Amendment and Termination

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, provided that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. Except as expressly provided in the Plan, no action under the Plan may, without the consent of a participant, reduce the participant’s rights under any previously granted and outstanding incentive award.

Adjustments Upon Certain Changes

The Plan includes provisions that require or permit the Committee to make certain adjustments upon the occurrence of specified events, including provisions that provide as follows: (1) upon the occurrence of certain events effecting the capitalization of the Company such as a recapitalization or stock split, the Committee shall make appropriate adjustments in the type and maximum number of shares available for issuance under the Plan and the limits described above for ISOs and for incentive awards intended to be Performance-Based Compensation that are granted to executive officers of the Company, (2) in the event of an increase or decrease in the number or type of issued shares of Company Common Stock without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the type or number of shares subject to each outstanding incentive award and the exercise price per share, if any, of shares subject to each such incentive award, (3) in the event of a merger or similar transaction as a result of which the holders of shares of stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall appropriately adjust each outstanding incentive award so that it pertains and applies to the securities which a holder of the number of shares of stock subject to such incentive award would have received in such transaction, and (4) upon the occurrence of certain specified extraordinary corporate transactions, such as a dissolution or liquidation of the Company, sale of all or substantially all of the Company’s assets, and certain mergers involving the Company, and upon any other corporate change, including but not limited to the sale of a subsidiary or business unit, the Committee has discretion to make certain adjustments to outstanding incentive awards, cancel outstanding incentive awards and provide for cash payments to participants in consideration of such cancellation, or provide for the exchange of outstanding incentive awards.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, the Company would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Nonstatutory Stock Options. A participant who is granted a stock option that is not an ISO (a nonstatutory stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the nonstatutory stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of nonstatutory stock options by an employee is subject to payroll taxes.  The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the nonstatutory stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Restricted Stock and Restricted Stock Units. A participant will not recognize income at the time a restricted stock award is granted. When the restrictions lapse with regard to any installment of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize income at the time an award of restricted stock units (RSUs) is granted. The participant will recognize ordinary income at the time the RSUs vest, in an amount equal to the cash paid or to be paid or the fair market value of the shares delivered or to be delivered. The amount of ordinary income recognized by the participant is subject to payroll taxes.  The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Performance-Based Awards. A participant will not recognize income at the time of grant of a performance-based award. The participant will recognize ordinary income at the time the performance-based award vests in an amount equal to the dollar amount, or the fair market value of the shares of stock, subject to the award. The amount of ordinary income recognized by the participant is subject to payroll taxes.  The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Section 162(m) Compensation Deduction Limitation. In general, Section 162(m) limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under the Section. This deduction limitation does not apply to certain types of compensation, including Performance-Based Compensation. The terms of the Plan permit, but do not require, the Company to grant performance-based awards under the plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by the Company for federal income tax purposes.

New Plan Benefits

As of [___], 2017, all of our employees and directors were eligible to receive awards under the Plan, including our executive officers and our non-employee directors. The closing price of our common stock on [__], 2017 was $[__].

The granting of awards under the Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of the Committee and at this time the Committee has not determined future awards or who might receive them. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Required Vote

Approval of the Plan requires the affirmative “FOR” vote of the holders of a majority of the voting power of the Company’s shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Plan.

Board Recommendation

We believe strongly that the approval of the amendment to the Plan is essential to our continued success. Our employees are among our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the amendment to the Plan.

The Board of Directors recommends a vote “for” the approval of the amendment to the Plan.

.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Whitley Penn LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2017. Our organizational documents do not require that our stockholders ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm. We are submitting the appointment of Whitley Penn LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Whitley Penn LLP. We anticipate that representatives of Whitley Penn LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Vote Required

The approval of the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Whitley Penn LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board of Directors recommends a vote “for” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL 5
BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

If the number of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of Common Stock voting in favor of one or more of the proposals is insufficient to take any of the actions described herein, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company’s stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 5, and not any of the other proposals.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

To be approved, the proposal to adjourn and postpone the annual meeting requires the requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.

Board Recommendation

The Board recommends that stockholders vote “for” the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

OTHER INFORMATION

Submission of Stockholder Proposals for the 2017 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders (the “2017 Annual Meeting”), pursuant to Rule 14a‑8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than [________], 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2017 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between February 20, 2017, and March 22, 2017. If the date of the 2017 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2016 annual meeting, a stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2017 Annual Meeting and not later than the later of the close of business on the 90th day before the 2017 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2017 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by [________], 2017, and such proposal is brought before the 2017 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2017 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals our principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary.

Annual Report and Other Matters

Our Annual Report on Form 10‑K for the year ended December 31, 2016, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10‑K for the year ended December 31, 2016, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10‑K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s Secretary at our principal executive and administrative offices set forth in this proxy statement.

INCORPORATED BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: [________], 2017

APPENDIX A

2013 EQUITY INCENTIVE PLAN

AMENDMENT ONE

The SCG Financial Acquisition Corp. 2013 Equity Incentive Plan (the "Plan") is hereby amended as follows in accordance with and at the direction of the RMG Networks Holding Corporation Board of Directors:

1.	The first paragraph of Plan Section 3(a), Stock Subject to the Plan, is amended in its entirety to read as follows:

"The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 6,500,000 shares of Capital Stock in the aggregate, 385,000 shares of which remain available from the initial adoption of the Plan.  The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be ISOs shall not exceed 4,000,000 shares of Capital Stock in the aggregate.  The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be Other Stock-Based Awards that constitute restricted stock or restricted stock unit awards shall not exceed 500,000 shares of Capital Stock in the aggregate.  The shares referred to in the preceding sentences of this paragraph shall be subject to adjustment as provided in Section 10 and the following provisions of this Section 3.  Shares of Capital Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee."

2.	Plan Section 6(e), Repricing, is amended in its entirety to read as follows:

"(e)  Repricing.

The Company may reprice any Option upon the approval of stockholders.  For this purpose, “reprice” means (i) any of the following or any other action that has the same effect:  (A) lowering the exercise price of an Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Capital Stock, in exchange for another Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by The NASDAQ Stock Market."

3.	The remaining provisions of the Plan shall remain in full force and effect.

RMG Networks Holding Corporation

___________________________________

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

RMG NETWORKS HOLDING CORPORATION

June 20, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at: www.rmgnetworks.com

Please sign, date, and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND “ FOR ” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE      ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert Michelson or Jana Ahlfinger Bell, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company 15301 Dallas Parkway, Suite 500, Addison, Texas 75001on June 20, 2017 at 10:00 a.m. Central Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	ELECTION OF DIRECTORS:		NOMINEES:

	☐	FOR ALL NOMINEES	☐	[__]
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Alan Swimmer
	☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

HIDDEN_ROW		For	Against	Abstain

2.	Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of 1:2, 1:3, 1:4 or 1:5.	☐	☐	☐

3.	Approval of an amendment to the Company’s 2013 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain

4.	Approval of the ratification of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.	☐	☐	☐

5.	Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.	☐	☐	☐

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.